Execution

Ocwen Loan Servicing, LLC,

as Servicer

Lehman Brothers Holdings Inc.,

as Seller

and

Aurora Loan Services LLC,

as Master Servicer

_____________________________

Structured Asset Securities Corporation
Mortgage Pass-Through Certificates, Series 2007-OSI

SECURITIZATION SERVICING AGREEMENT

Dated as of May 1, 2007

_____________________________

TABLE OF CONTENTS

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Section 9.14.	Waivers.	65
Section 9.15.	Exhibits.	65
Section 9.16.	WAIVER OF TRIAL BY JURY.	65
Section 9.17.	Intended Third Party Beneficiaries.	66
Section 9.18.	General Interpretive Principles.	66
Section 9.19.	Reproduction of Documents.	66

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EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT C	ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT D-1	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT D-2	STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT
EXHIBIT D-3	FORM OF LOAN LOSS REPORT
EXHIBIT E	SASCO 2007-OSI TRUST AGREEMENT
EXHIBIT F	FORM OF CERTIFICATION TO BE DELIVERED TO THE MASTER SERVICER AND THE SARBANES CERTIFYING PARTY
EXHIBIT G	FANNIE MAE GUIDE NO. 95-19
EXHIBIT H	SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE
EXHIBIT I	TRANSACTION PARTIES
EXHIBIT J	FORM OF ANNUAL OFFICER’S CERTIFICATE

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This SECURITIZATION SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2007, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware Corporation (“LBH” or the “Seller”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (the “Servicer”), AURORA LOAN SERVICES LLC, as Master Servicer (the “Master Servicer”), and acknowledged by WELLS FARGO BANK, N.A., as trustee (the “Trustee”) under the Trust Agreement (as defined herein, with a copy attached hereto as Exhibit E), recites and provides as follows:

WITNESSETH:

WHEREAS, at or prior to the Closing Date (as defined herein) Lehman Brothers Bank, FSB, a federal savings bank (the “Bank”) and LBH shall enter into an Assignment and Assumption Agreement, dated as of May 1, 2007 (the “Assignment and Assumption Agreement”), pursuant to which the Bank shall assign to LBH all of its rights, title and interest with respect to certain residential, fixed and adjustable rate, first and junior lien mortgage loans (the “Mortgage Loans”) which are as of the Closing Date serviced by Ocwen and identified in Exhibit A hereto, and LBH shall assume all of the rights and obligations of the Bank with respect to such Mortgage Loans;

WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to the Trustee under a trust agreement dated as of May 1, 2007 (the “Trust Agreement”), among the Trustee, the Depositor and the Master Servicer;

WHEREAS, from time to time certain other of the mortgage loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement, at which date Exhibit A hereto will be amended to include such mortgage loans which will then be considered “Mortgage Loans” under this Agreement;

WHEREAS, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller to terminate the rights and obligations of the Servicer hereunder at any time as provided herein;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement;

WHEREAS, subsequent to the Closing Date, a holder of the Class P and the Class X Certificates may convey all of its rights, title and interest in and to such Class P and Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or special purpose entity in which it will hold the sole equity interest, and which owner trust or special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto; and

WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding the Seller’s rights to terminate the rights and obligations of the Servicer hereunder, which rights will remain with the Seller or be delegated or assigned to the Master Servicer and exclusive of the Seller’s obligations arising under Section 9.02)) to the Depositor and the Depositor will assign all of its rights (but not the obligations, except as provided in the Trust Agreement) hereunder to the Trustee pursuant to the Trust Agreement, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee (or the Master Servicer, on behalf of the Trust Fund), as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Aggregate Loan Balance: At any Determination Date, the outstanding principal balance of the Mortgage Loans serviced hereunder.

Agreement: This Securitization Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Trustee or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Bank: Lehman Brothers Bank, FSB or any successor in interest.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, Illinois, Maryland, Minnesota and Florida are authorized or obligated by law or executive order to be closed.

Certificateholder: The meaning set forth in the Trust Agreement.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Charged-off Loan: As of any date of determination, any Second Lien Mortgage Loan that was delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note; provided, however, that with respect to any such Second Lien Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer of the existence of a breach of any of the representations and warranties of the Seller set forth in the Mortgage Loan Purchase Agreement (as defined in the Trust Agreement) that adversely and materially affects the value of the related Second Lien Mortgage Loan, for which repurchase or substitution by the Seller pursuant to the Trust Agreement or the Mortgage Loan Purchase Agreement is reasonably likely to be repurchased.

Closing Date: May 30, 2007.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Covered Mortgage Loan: Any Mortgage Loan that is covered by a PMI Policy.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreement: The custodial agreement relating to the custody of certain of the Mortgage Loans, between the Custodian and the Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, and dated as of May 1, 2007, and such other custodial agreements for certain of the Mortgage Loans subsequently added to this Agreement.

Custodian: LaSalle Bank National Association and its respective successors in interest and assigns, or such other custodians as may be acting in a custodial capacity for certain of the Mortgage Loans subsequently added to this Agreement.

Cut-off Date: May 1, 2007.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: Commencing in June 2007, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.04, with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i)	an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or the Master Servicer or any agent of the Trustee or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; and provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency that rates such securities in its highest short-term rating category;

(vi) a Qualified GIC (as defined in the Trust Agreement);

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate of any such entity serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.12 hereof.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any event set forth in Section 8.01.

Fannie Mae: Fannie Mae or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with Section 3.12.

Fitch: Fitch Ratings, Inc., or any successor in interest.

Freddie Mac: Freddie Mac or any successor thereto.

Holder: The meaning set forth in the Trust Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

LBH: Lehman Brothers Holdings Inc. or any successor in interest.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV Ratio: As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan at the date of determination, to (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the related Mortgaged Property at the time of such refinancing or modification.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan: A Mortgage Loan covered by a LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer or the Master Servicer from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

Master Servicer: Aurora Loan Services LLC or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan (other than a Simple Interest Mortgage Loan or a Charged-off Loan), an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. With respect to each Remittance Date and each Simple Interest Mortgage Loan, an amount equal to the interest accrued on such Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the applicable Servicing Fee), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Simple Interest Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by an Officer’s Certificate of a Servicing Officer delivered to the Master Servicer and the NIMS Insurer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.11.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note, after giving effect to any applicable Relief Act Reduction.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement (and only with respect to the terms of this Agreement), each Mortgage Loan subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the related Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. Any Released Mortgage Loan will not be considered a Mortgage Loan subject to this Agreement

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee and LPMI Fee, if any.

Mortgage Loan Schedule: A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) the applicable Custodian of the Mortgage File, (iii) a Prepayment Charge Schedule, (iv) a data field indicating whether such Mortgage Loan is subject to an early payment default repurchase obligation and (v) a data field designated “DSI” indicating whether such Mortgage Loan is a Simple Interest Mortgage Loan, which Mortgage Loan Schedule may be amended from time to time to (a) include additional Mortgage Loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer or (b) exclude the Mortgage Loans transferred to be serviced by another Servicer.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Interest Rate with respect to such Mortgage Loan, less the Servicing Fee Rate.

Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Monthly Advances of interest made by the Servicer in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the Servicer in such month in reimbursement of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Remittance Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

NIM Securities: As defined in the ninth Recital to this Agreement.

NIMS Insurer: As defined in the tenth Recital to this Agreement.

NIMS Transaction: As defined in the ninth Recital to this Agreement.

Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not ultimately be recoverable from collections on such Mortgage Loan, Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or other amounts received with respect to such Mortgage Loan or REO Property as provided herein; provided, however, that to the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Master Servicer, Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Trustee, the Master Servicer and the NIMS Insurer, but which must be independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Participating Entity: Any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans, whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule which indicates the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Excess Amount: With respect to any Principal Prepayment in full which is applied to the related Mortgage Loan from the first day of the month of any Remittance Date through the fifteenth (15th) day of the month of such Remittance Date, all amounts paid in respect of interest on such Principal Prepayment in full. A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall Amount: With respect to any Remittance Date and any Principal Prepayment in full which is applied to the related Mortgage Loan from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date through the last day of the month immediately preceding the month of such Remittance Date, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in full from the date on which such Principal Prepayment was applied to such Mortgage Loan until the last day of the month immediately preceding the month of such Remittance Date, inclusive. With respect to any Remittance Date and any Principal Prepayment in part which is applied to the related Mortgage Loan during the related Principal Prepayment Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment in part from the date on which such Principal Prepayment in part was applied to such Mortgage Loan until the end of the Principal Prepayment Period, inclusive.

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to any Remittance Date and a Principal Prepayment in full, the period from the sixteenth (16th) day of the month immediately preceding the month of such Remittance Date to the fifteenth (15th) day of the month of such Remittance Date (except (i) in the case of the Distribution Date in June 2007, for which such Principal Prepayment Period shall be the period from May 1, 2007 through and including June 15, 2007 and (ii) in the case of a Servicing Transfer Date, for which such Principal Prepayment Period shall be the period from the first day of the calendar month of such servicing transfer through and including the fifteenth (15th) day of the calendar month in which the Mortgage Loans are transferred and in which such Distribution Date occurs). With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date. With respect to any Remittance Date and any Principal Prepayment in part, the calendar month immediately preceding the month of such Remittance Date.

Prior Servicer: Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans, or Ocwen Loan Servicing, LLC in its capacity as servicer of such loans prior to the Cut-off Date.

Purchase Price: With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.06, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency: Each of Moody’s, Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, designated by LBH, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Master Servicer and the Servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Mortgage Loan: As of any Transfer Date, any Second Lien Mortgage Loan that was delinquent in payment for 30 days or more after such Second Lien Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately preceding the month in which such Transfer Date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee: The majority holder of any NIM Residual Securities (if any such NIM Residual Securities have been issued and are outstanding), or if no NIM Securities are outstanding, the majority Holder of a Class X Certificate or its designee.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as such may be amended from time to time, or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: With respect to each Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of the month in which such Distribution Date occurs.

REO Disposition: The final sale or other disposition by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.16.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.16.

Residual Certificate: Any Class LT-R or Class R Certificate.

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second priority lien Mortgage on the related Mortgaged Property.

Seller: LBH.

Servicer: Ocwen Loan Servicing, LLC or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicing Advances: With respect to each Mortgage Loan other than a Charged-off Loan, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums, LPMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property, (f) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides, (g) in connection with executing and recording instruments of satisfaction or deeds of reconveyance to the extent not recoverable from the Mortgagor due to applicable law in the jurisdiction in which the Mortgaged Property is located (h) refunding to any Mortgagor the portion of any prepaid origination fees or finance charges that are subject to reimbursement upon a principal prepayment of the related Mortgage Loan to the extent such refund is required by applicable law and (i) obtaining any legal documentation required to be included in the Mortgage Files and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement.

Servicing Fee: With respect to each Mortgage Loan, an amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement. No Servicing Fee will accrue with respect to any Charged-off Loan (except to the extent the Servicer receives any proceeds with respect to such Charged-off Loan, but prior to such Mortgage Loan becoming a Released Mortgage Loan) or Released Mortgage Loan.

Servicing Fee Rate: 0.50% per annum.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement.

Servicing Transfer: Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

Servicing Transfer Date: The date on which a Servicing Transfer occurs.

Simple Interest Method: With respect to any Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan: Those simple interest loans as noted on the Mortgage Loan Schedule under the data field designated “DSI.”

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Special Servicer: The person designated by the Seller (with the prior consent of the Trustee, the Master Servicer and the NIMS Insurer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.04 hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a related Subservicer; provided, however, that if, pursuant to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, any of such parties is determined to be a Subcontractor, such party shall be a Subcontractor.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Termination Fee: As determined pursuant to the Mortgage Servicing Purchase and Sale Agreement, Group No. 2007-1, dated as of July 1, 2007, between the Servicer and the Seller.

Transfer Date: The fifth Business Day of each month, or, if such day is not a Business Day, the next succeeding Business Day. Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

Trust Agreement: The Trust Agreement dated as of May 1, 2007, among the Trustee, the Master Servicer and the Depositor.

Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee: Wells Fargo Bank, N.A. or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01. Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer if the Servicer does not already hold such Servicing Files. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and Accepted Servicing Practices and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. Upon Servicer’s reasonable request, Seller shall assist the Servicer in all reasonable respects in Servicer’s efforts to obtain any additional documentation or information to be included in the Servicing File to enable Servicer to service the Mortgage Loans properly. The Seller shall be responsible for all fees and expenses of the Custodians, including reasonable fees and expenses due to Servicer’s requests of the Custodians in the normal course of Servicer’s collection and foreclosure activities (including but not limited to follow-up document deliveries of the Servicer, photocopies of documents made at the request of the Servicer and follow-up document insertion fees).

The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02. Books and Records.

(a) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

(b) The Servicer shall forward to the related Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within ten (10) days of their execution; provided, however, that the Servicer shall provide such Custodian with a Servicer certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation, or as soon thereafter as such recording office will make such certified copy available.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01. Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the related Mortgage Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination and in accordance with Accepted Servicing Practices such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to a Relief Act Reduction), forgive the payment of principal or interest or reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification , the Servicer shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 4.03 to the extent of such new Monthly Payment. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that upon the full release or discharge, the Servicer shall notify the related Custodian of the related Mortgage Loan of such full release or discharge. Upon the reasonable request of the Servicer, the Trustee shall execute and deliver to the Servicer with any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not take any action that may cause the Master Servicer to violate Section 9.04 of the Trust Agreement.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans held for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement. In connection with a Principal Prepayment in which the Mortgage Note provides for the ability to collect a Prepayment Charge, the Servicer shall use Accepted Servicing Practices to verify whether a Prepayment Charge is due for the related Mortgage Loan. Upon request, the Servicer shall promptly provide the Master Servicer with documentation regarding such verification.

The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.04 of this Agreement and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement, including, but not limited to, the failure to (i) provide all appropriate documentation relating to such Servicing Advance and (ii) act in accordance with Section 3.04.

Section 3.02. Collection of Mortgage Loan Payments.

Continuously from the Closing Date or the Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall also apply payments of interest and principal against any Simple Interest Mortgage Loans using the Simple Interest Method.

Section 3.03. Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Ocwen Loan Servicing, LLC in trust for Wells Fargo Bank, N.A., as Trustee for the Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2007-OSI.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.09 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B hereto. Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Custodial Account on or prior to the second Business Day following receipt thereof, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Prepayment Charges;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii) any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount (to the extent not offset by the Prepayment Interest Excess Amount), if any, for the month of distribution. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix) any amounts received from the Seller of the Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(x) all Monthly Advances made by the Servicer pursuant to Section 4.02;

(xi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 in connection with the deductible clause in any blanket hazard insurance policy;

(xii) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xiii) any amounts required to be deposited by the Servicer pursuant to Section 3.15 in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of the obligations hereunder or under the terms of a PMI Policy; and

(xiv) any amounts received by the Servicer under a PMI or LPMI Policy.

The Servicer shall also deposit from its own funds into the Custodial Account, without the right to reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Due Period and remit such funds to the Master Servicer pursuant to Section 4.01.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account; provided, however, that the Servicer may not withhold from deposit into the Custodial Account any funds relating to claims of reimbursement for any Monthly Advances, Servicing Advances, fees (other than Servicing Fees and Ancillary Income), expenses or other costs eligible for reimbursement under this Agreement. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

Section 3.04. Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (including Servicing Advances made by a Prior Servicer which were previously reimbursed by the Servicer, to the extent applicable), the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund. In addition, at such time a Second Lien Mortgage Loan becomes a Charged-off Loan, the Servicer may reimburse itself to the extent of funds held in the Custodial Account for all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to any Charged-off Loan accrued or advanced during any period prior to the date the Second Lien Mortgage Loan became a Charged-off Loan;

(iv) (a) following the liquidation of a Mortgage Loan, to reimburse itself for any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.04(ii) and (b) any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

(v) to pay itself interest on funds deposited in the Custodial Account;

(vi) to pay itself an amount equal to the Net Simple Interest Excess for the related Due Period to the extent not offset by Net Simple Interest Shortfalls;

(vii) to transfer funds to another Eligible Institution in accordance with Section 3.09 hereof;

(viii) to invest funds in certain Eligible Investments in accordance with Section 3.09 hereof;

(ix) with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(x) with respect to any Principal Prepayment in full, to pay itself any related Prepayment Interest Excess Amount for the related Principal Prepayment Period to the extent not offset by any related Prepayment Interest Shortfall Amount;

(xi) to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor’s banking institution;

(xii) to reimburse itself for litigation expenses incurred on behalf of the Trust Fund in connection with the performance of its duties as Servicer; provided, that the Servicer shall only reimburse itself pursuant to this clause with the reasonable prior written approval of the Master Servicer;

(xiii) to reimburse itself for any unreimbursed Monthly Advances from amounts in the Custodial Account not required to be remitted to the Master Servicer on the next Remittance Date; and

(xiv) to clear and terminate the Custodial Account upon the termination of this Agreement;

provided that, notwithstanding anything contained in this Agreement to the contrary, the Servicer shall only make (and shall only be entitled to) a withdrawal with respect to Servicing Advances referenced in clause (iii) of this Section 3.04 (as it relates to reimbursement of Servicing Advances and Monthly Advances only) if (i) prior to the withdrawal (a) the Servicer has notified the Master Servicer of such withdrawal and (b) upon request, the Servicer has provided documentation to the Master Servicer supporting such planned withdrawal and (ii) such withdrawal is made within ninety (90) calendar days of the liquidation.

Section 3.05. Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Ocwen Loan Servicing, LLC in trust for Wells Fargo Bank, N.A., as Trustee for the Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2007-OSI.” The Escrow Accounts shall be established with either (i) an Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto. Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer and the NIMS Insurer.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with Section 3.14;

(vi) to withdraw funds deposited in error or for which amounts previously deposited are returned unpaid by the related Mortgagor;

(vii) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(viii) to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent it is notified or discovers that such amounts have not been collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. Notwithstanding the foregoing, the Servicer shall not have any obligation to make any Servicing Advance that it deems a Nonrecoverable Servicing Advance.

Section 3.07. Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

Section 3.08. [Reserved]

Section 3.09. Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution. Such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account or Escrow Account. The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

Section 3.10. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in the current edition of Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s Key Rating Guide or are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 3.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.04.

Section 3.11. Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of the Master Servicer or the NIMS Insurer, the Servicer shall cause to be delivered to such party a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer or the NIMS Insurer.

Section 3.13. Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall inspect the Mortgaged Property in accordance with Accepted Servicing Practices and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

Section 3.14. Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Servicer shall verify that the Mortgage Loan is not sixty (60) or more days delinquent; and

(iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.15. Maintenance of PMI Policy and/or LPMI Policy; Claims.

(a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent that the Servicer has been advised in writing by the Master Servicer or the Depositor of its obligation to make such payments, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer’s own funds. Any premium payments made by the Servicer from its own funds pursuant to this Section 3.15(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Sections 3.04(iii) and 3.04(iv).

With respect to each Mortgage Loan (other than LPMI Loans) with an LTV Ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV Ratio of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

(b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the Subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or Subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund. The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, that notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xiv), subject to withdrawal pursuant to Section 3.04.

(d) The Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such power of attorney.

(e) The Servicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(f) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.16. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer, the Trustee and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below. The Master Servicer and the Trustee shall be provided a copy of the NIMS Insurer’s instructions to the Servicer. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer’s and the NIMS Insurer’s written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. The Master Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Servicer. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the NIMS Insurer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer, the Master Servicer and the Trustee) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provided a copy of the same to the NIMS Insurer and the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.17. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer and the NIMS Insurer on or before the Remittance Date in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and, if requested, the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer or the NIMS Insurer shall reasonably request.

Section 3.18. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer on behalf of the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report with respect to such Mortgaged Property.

Section 3.19. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.20. Prepayment Charges.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Master Servicer at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.20 if the failure to collect such amount is the result of inaccurate or incomplete information regarding Prepayment Charges included on the Mortgage Loan Schedule relating to the related Mortgage Loan. With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the related Custodian), the Servicer may rely on the Prepayment Charge data set forth on the related Mortgage Loan Schedule and the Servicer shall not have any liability for any loss resulting from the Servicer’s calculation of the Prepayment Charge utilizing the data contained in the related Mortgage Loan Schedule. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (ii)(c) below) a Prepayment Charge without paying to the Master Servicer the amount of such Prepayment Charge only if such Prepayment Charge (i) relates to a defaulted Mortgage Loan (defined as 61 days or more delinquent), and such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) a default under the Mortgage Loan is reasonably foreseeable and such waiver would maximize recovery of total proceeds taking into account the value of such a prepayment charge and the related Mortgage Loan, (b) the collection of the Prepayment Charge would be in violation of applicable laws or (c) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

Section 3.21. Advance Facility.

(a) With the prior written consent of the NIMS Insurer, the Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Monthly Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Seller, the Master Servicer, the Trustee, the Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Monthly Advances and/or Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall not be permitted to reimburse itself for Monthly Advances and/or Servicing Advances, but instead the Servicer shall be required to remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Monthly Advances (“Monthly Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Monthly Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall Monthly Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the “Available Distribution Amount” or distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee. An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.21(h) below.

(b) Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Monthly Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Custodial Account for future distribution to Certificateholders pursuant to this Agreement. None of the Master Servicer, the Trustee or the NIMS Insurer shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Master Servicer, the Trustee or the NIMS Insurer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor Servicer and (upon request) the NIMS Insurer and the Master Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(c) An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(d) The documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first in, first out” (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Monthly Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(e) The Servicer who enters into an Advance Facility shall indemnify the Seller, the NIMS Insurer, the Master Servicer, the Trustee, the Trust Fund and any successor resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Seller, the NIMS Insurer, the Master Servicer, the Trustee or the successor Servicer.

(f) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor Servicer, may be entered into by the Seller, the Trustee, the Master Servicer and the Servicer without the consent of any Certificateholder, but only with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement or the Trust Agreement.

(g) Any rights of set-off that the Trust Fund, the Trustee, the Depositor, any successor Servicer or any other Person might otherwise have against any Servicer under this Agreement shall not attach to any rights to be reimbursed for Monthly Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(h) At any time when an Advancing Person shall have ceased funding Monthly Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Monthly Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the related Servicer to the Trustee terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to the applicable Sections of this Agreement.

(i) After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.21 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

Section 3.22. Credit Reporting.

For each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc) foreclosed or charged off.

Section 3.23. Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer, the Trustee and the NIMS Insurer information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer, the Trustee and the NIMS Insurer which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Owner to satisfy its obligations under the Guidelines.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

Section 4.01. Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (i) (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04) and (b) all amounts relating to Principal Prepayments which have been deposited into the Custodial Account as of the close of business as of the last day of the related Principal Prepayment Period (net of charges against or withdrawal from the Custodial Account pursuant to Section 3.04) plus (ii) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, plus (iii) the amount of any Net Simple Interest Shortfall not offset by Net Simple Interest Excess for the related Due Period, minus (iv) any amounts attributable to (a) Principal Prepayments received after the applicable Principal Prepayment Period and (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period immediately preceding such Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with Principal Prepayment occurring during the applicable Principal Prepayment Period in accordance with Section 3.03(i), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
Reference: 100/1083 INV C86
For further credit to: SASCO 2007-OSI

Section 4.02. Statements to Master Servicer.

(a) Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly loan loss report in the format set forth in Exhibit D-3 hereto (or such other format mutually agreed upon by the Servicer and the Master Servicer) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than the fifth (5th) Business Day of each month, the Servicer shall furnish to the Master Servicer and the NIMS Insurer (i) a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. The format of this monthly reporting may be amended from time to the extent necessary to comply with applicable law.

Not later than 12:00 noon Mountain Time on the seventeenth (17th) calendar day of each month (or if such seventeenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly payoff remittance advice regarding any Principal Prepayments in full applied to the related Mortgage Loan on or after the sixteenth day of the month preceding the month of such reporting date, but on or before the fifteenth day of the month of such reporting date, containing such information and in such format as is mutually acceptable to the Master Servicer and the Servicer, and in any event containing sufficient information to permit the Master Servicer to properly report Principal Prepayment in full information to the Trustee under the Trust Agreement and (b) all such information required pursuant to clause (a) above in electronic format, on magnetic tape or other similar media reasonably acceptable to the Master Servicer. Notwithstanding the foregoing, the information required pursuant to clauses (a) and (b) of this paragraph shall in no event be delivered to the Master Servicer later than 12:00 noon Mountain Time on the eighteenth (18th) calendar day of the related month.

Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to any such PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with such requirements.

(b) In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2007, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer, the Trustee and the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Master Servicer relating thereto as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer, the Trustee and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide such information reasonably available to it as may be requested by the Trustee and required for the completion of any tax reporting responsibility of the Trustee within such reasonable time frame as shall enable the Trustee to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

(c) The Servicer shall promptly notify the Trustee, the NIMS Insurer, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement and (iii) provide to the Master Servicer and the Depositor a description of such proceedings, affiliations or relationships.

If so requested by the Trustee, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer and the Depositor pursuant to the preceding sentence, the Servicer shall, using reasonable best efforts within five Business Days, but no later than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(k) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any Event of Default under the terms of this Agreement or any merger, consolidation or sale of substantially all of the assets of the Servicer or the Servicer’s engagement of any Subservicer or Subcontractor.

(d) Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall provide to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

Section 4.03. Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (solely the portion of the Monthly Payment attributable to interest, in the case of Simple Interest Mortgage Loans) (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. In addition, the Servicer shall have the right to reimburse itself for any unreimbursed Monthly Advances from amounts in the Custodial Account not required to be remitted to the Master Servicer on the next Remittance Date pursuant to Section 3.04(xiii). Any amounts held for future distribution and used to make or reimburse itself for Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request. The Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction.

The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan unless the Servicer deems such Monthly Advance to be a Nonrecoverable Advance, as evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer and the NIMS Insurer.

Section 4.04. Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on April 15 shall be considered to be due on May 1. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01. Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account. In the event that the Servicer deposits into the Custodial Account any Ancillary Income, the Servicer may withdraw such amount at any time from the Custodial Account, any provision herein to the contrary notwithstanding. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer. The aggregate Servicing Fee for any month with respect to the Mortgage Loans shall be reduced by the aggregate Prepayment Interest Shortfall Amount for such month (to the extent not offset by the aggregate Prepayment Interest Excess Amount). The Servicer shall be entitled to recover any unpaid Servicing Fees out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds or from other funds on deposit in the Custodial Account to the extent permitted in Section 3.04 and out of amounts derived from the operations and sale of REO Property to the extent permitted by Section 3.16. Any Prepayment Interest Excess Amount shall be retained by, or paid to, the Servicer as additional compensation.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02. Report on Attestation of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2008, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer or consolidated financial statements of its parent and (ii) a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.04 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In addition, the Servicer shall, on or before March 15th of each calendar year, commencing in 2008, at its own expense, furnish to the NIMS Insurer, the Trustee, the Depositor and Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Section 5.03. Annual Officer’s Certificate.

(a) The Servicer shall, on or before March 15th of each calendar year, commencing in 2008, at its own expense, deliver to the NIMS Insurer, the Trustee, the Depositor and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate in the form of Exhibit J hereto, stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year (or applicable portion thereof) and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

(b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, on or before March 15th of each calendar year, beginning in March 2008, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Master Servicer, the Trustee and the Depositor and their officers, directors and affiliates, in the form of Exhibit F hereto.

(c) The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.03 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trustee and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Trustee and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Trustee and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Trustee and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.03 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.04. Report on Assessment of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2008, deliver to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit H attached hereto, as of and for the calendar year ending December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole and that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Servicer as provided in Section 5.02.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01. Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Depositor and the Trustee as of the Closing Date:

(a) Due Organization and Authority. The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(h) No Untrue Information. No statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(j) Fair Credit Reporting Act. The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

(k) Additional Representations and Warranties of the Servicer. Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event that would be material to securityholders has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) there are no instances material to securityholders where the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer that would be material to securityholders has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit I hereto of a type described in Item 1119 of Regulation AB.

Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Master Servicer, the NIMS Insurer and the Trustee. Upon discovery by either the Servicer, the Master Servicer or the NIMS Insurer of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the NIMS Insurer, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(k), 10 days) the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s, the Master Servicer’s or the NIMS Insurer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 8.01 and 8.02.

In addition, the Servicer shall indemnify the Master Servicer, the Trustee and the NIMS Insurer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Master Servicer or the Depositor to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Master Servicer or the NIMS Insurer for compliance with this Agreement.

Section 6.03. Additional Indemnification by the Servicer; Third Party Claims.

(a) The Servicer shall indemnify the Seller, the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A) any failure by the Servicer, any Subservicer or any Subcontractor (in the case of any Subcontractor, only if the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06) to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.02, 5.03 or 5.04 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(B) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement; or

(C) the failure of the Servicer to cause any event to occur or not to occur which would have occurred or would not have occurred, as applicable, if the Servicer were applying Accepted Servicing Practices under this Agreement.

(b) In the case of any failure of performance described in clause (a)(A) of this Section 6.03, the Servicer shall promptly reimburse the Trustee, the Master Servicer or the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

The Servicer shall immediately notify the Master Servicer, the Depositor, the Trustee or the NIMS Insurer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such expenses, costs or liabilities described above, and the Servicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim. Upon presentation to the Master Servicer of reasonable documentation relating to all amounts advanced by the Servicer pursuant to the preceding sentence, the Servicer shall be reimbursed promptly from the Trust Fund pursuant to Section 3.04(xi) for such amounts except when the claim is in any way related to (i) the Servicer’s indemnification pursuant to Section 6.02 or (ii) the failure of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement or the documents in the Servicing File. For purposes of clarification, in no event shall the Servicer withhold from its monthly remittances or the Custodial Account any amounts advanced pursuant to the first sentence of this paragraph; rather, so long as the Servicer has provided the Master Servicer with reasonable documentation relating to such amounts, the Servicer shall be entitled to withdraw such funds in accordance with Section 3.04(xii). Each request for reimbursement must be presented to the Master Servicer for review. In the event a dispute arises between the Servicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

Section 6.04. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the Master Servicer, the Trustee, the NIMS Insurer (and each of their respective directors, officers, employees and agents) and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05. Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 4.02(c) and (d), 5.02, 5.03, 5.04, 6.01(k), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such mutually agreeable amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with reasonable requests made by the Trustee, the Master Servicer or the Depositor for delivery of additional or different information available to the Servicer as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the reasonable judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information available to the Servicer regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be reasonably determined by the Depositor and its counsel to be necessary or advisable to comply with the provisions of Regulation AB.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, their respective officers and directors and each person, if any, who controls the Depositor, the Trustee or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, the Trustee, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor, the Trustee or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

Section 6.06. Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 4.03 unless it has deemed such Monthly Advances to be a Nonrecoverable Advance. Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

ARTICLE VII.

THE SERVICER

Section 7.01. Merger or Consolidation of the Servicer.

Subject to the following paragraph, the Servicer shall keep in full effect its existence, rights and franchises as a Delaware limited liability company, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 7.02. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in accordance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03. Limitation on Resignation and Assignment by the Servicer.

This Agreement has been entered into with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 7.03 and Sections 3.21, 7.01 and 7.04, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Master Servicer and the NIMS Insurer and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Trustee or the NIMS Insurer, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

Notwithstanding the preceding paragraph of this Section 7.03 or any other provisions of this Agreement to the contrary, the Servicer shall have the right, subject to the succeeding sentence, to pledge and assign all of the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee in order to finance the Servicer’s servicing rights hereunder, provided that such assignment shall not impair any existing rights or claims that the Seller, the Master Servicer, the NIMS Insurer, the Depositor or the Trustee may have against the Servicer and (ii) the Seller, the Master Servicer, the NIMS Insurer, the Depositor and the Trustee shall have no obligation or liability to the Servicing Rights Pledgee under any such financing arrangements. If, as a result of a default by the Servicer under any such financing arrangement, the Servicing Rights Pledgee acquires such servicing rights and appoints a successor Servicer under this Agreement (including itself as successor Servicer), any such successor Servicer must meet all requirements for successor Servicers pursuant to Section 9.01 and must agree to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Sections 3.21, 7.01 and 7.04, without the prior written consent of the Seller, the Master Servicer and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04. Subservicing Agreements and Successor Subservicer.

(a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b) The Servicer shall give prior written notice to the Trustee, the Master Servicer, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, Master Servicer, the Depositor and the NIMS Insurer a copy of any related subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Any such subservicing agreement shall be acceptable to the NIMS Insurer and be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.02, 5.03(a), 5.03(b), 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.03(a), any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Sections 5.02 and 5.04 and any certification required to be delivered under 5.03(b) to the Person that will be responsible for signing the Sarbanes Certification under Section 5.04 as and when required to be delivered hereunder.

(c) The Servicer shall give written notice to the Master Servicer, the Trustee and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor determined to be a Participating Entity utilized by the Servicer or any Subservicer, specifying (A) which (if any) of such Subcontractors are Participating Entities, and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (A) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.02, 5.04, 6.01(k) and 6.03 and Exhibit H of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Trustee, the NIMS Insurer, the Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.02 and 5.04, in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined by the Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. In connection with complying with the requirements set forth in the previous sentence, the Servicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Master Servicer or the Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Trustee, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.04.

(d) Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing, subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB. The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or a third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

Section 7.05. Inspection.

The Servicer shall provide the Master Servicer and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. In addition, upon request of the Master Servicer, the Servicer shall promptly provide complete and correct data fields regarding the Mortgage Loans; provided that in all instances the Servicer shall provide such information no later than five (5) Business Days after such request. Upon request, the Servicer shall furnish to the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.01. Termination for Cause.

(a) Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Servicer:

(i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the NIMS Insurer; or

(ii) any failure by the Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 5.02, 5.03 or 5.04 (including with respect to such certifications required to be provided by any Subservicer or Subcontractor pursuant to Section 7.04); or

(iii) except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(k) and 7.04, including any items required to be included in any Exchange Act report; or

(iv) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied shall have been given to the Servicer by the Master Servicer; or

(v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(vi) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(viii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

(ix) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder in a manner not permitted under this Agreement; or

(x) (a) any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system to “below average” or (b) any reduction, withdrawal or qualification of the servicing ratings of the Servicer by any Rating Agency which results in (1) the inability of the Servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency without any backup servicing arrangements or (2) a downgrade of any of the Offered Certificates by any Rating Agency.

In each and every such case, so long as an Event of Default shall not have been remedied within the applicable cure period, in addition to whatever rights, the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer or the NIMS Insurer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer with the consent of the NIMS Insurer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Notwithstanding the first through third paragraphs of this Section 8.01(a), upon a termination and removal of the Servicer pursuant to Section 8.01, the Master Servicer, in coordination with the Seller, agrees to use commercially reasonable efforts to sell the servicing rights with respect to the Mortgage Loans to a third party servicer of subprime mortgage loans that is acceptable to the Master Servicer and the Seller, in their reasonable discretion, provided that (i) such transfer of servicing rights to such successor Servicer otherwise meets the requirements of Section 9.01 hereof and (ii) the Master Servicer employs commercially reasonable efforts to maximize the net proceeds of such sale. Upon such sale and transfer and compliance by the Servicer with all of its obligations under this Agreement, the Master Servicer shall remit to the Servicer the net sale proceeds actually received with respect to any such sale, net of any costs and expenses that are incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with such sale, the termination of the Servicer under this Section 8.01, and the transfer of servicing contemplated hereby, and any other amounts that may be due and owing from the Servicer to the Seller, the Master Servicer, the Trustee or the Trust Fund pursuant to this Agreement; provided, however, that overhead, labor and other indirect costs of the successor servicer incurred in connection with such transfer of servicing shall not be offset against the net sale proceeds of such sale. Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall remit to the Servicer the Net Sale Proceeds referred to above no later than 14 days following the receipt of such proceeds from the purchaser of the servicing rights. All reasonable and customary costs and expenses incurred by the Master Servicer, the Seller, the Trustee or the Trust Fund in connection with the transfer of servicing contemplated hereby shall, if not netted from the proceeds of the sale of the servicing rights in accordance with the preceding sentence, be paid by the Servicer.

(b) By a written notice to the Servicer, the Master Servicer with the consent of the NIMS Insurer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(c) (1) In the event of an Event of Default, notwithstanding anything to the contrary above, the Master Servicer hereby agrees that upon delivery to the Master Servicer by the Servicing Rights Pledgee of a letter signed by the Servicer within thirty (30) days of when notification of such event shall have been provided to the Servicer, whereunder the Servicer shall resign as Servicer under this Agreement, the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth in Sections 7.01 and 9.01 and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement. This 30-day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Servicer was terminated because of an Event of Default described in Section 8.01(a)(i) for failing to make a required Monthly Advance, and (B) the Servicer shall have failed to make (or cause to be made) such Monthly Advance, or shall fail to reimburse (or cause to be reimbursed) the Master Servicer for a Monthly Advance made by the Master Servicer, by the close of business on such second Business Day, or (ii) at the close of business on the second business Day following the date (if any) during such 30-day period on which a Monthly Advance is due to be made, if the Servicer shall have failed to make (or caused to be made) such Monthly Advance, or the Servicer shall have failed to reimburse (or cause to be reimbursed) the Master Servicer for such Monthly Advance, by the close of business on such second Business Day; provided that such 30-day period shall only be terminated to the extent that the Servicing Rights Pledgee has received notice of such failure from the Master Servicer and the Servicing Rights Pledgee has not cured or caused the cure of such failure within two (2) Business Days following receipt of notice, provided, however, that such notice requirement shall only be applicable to the extent that the Master Servicer has been provided with the written address and contact information for the Servicing Rights Pledgee.

(2) In the event that the Servicing Rights Pledgee does not deliver to the Master Servicer the letter described in preceding paragraph within the time period specified therein, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer.

Section 8.02. Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon sixty (60) days’ written notice, subject to the limitations set forth below. Any such notice of termination shall be in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail to the address set forth in Section 9.04 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to Section 8.02.

In the event the Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 8.02(iii), (x) the Seller shall be required to pay to the Servicer the Termination Fee; provided that no Termination Fee shall be paid or payable with respect to the unpaid principal balance of any terminated Distressed Mortgage Loan and (y) the Master Servicer or a successor servicer shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor servicer.

Section 8.03. [Reserved].

Section 8.04. Termination for Distressed Mortgage Loans.

(a) Subject to the requirements set forth in this Section 8.04, the Seller may terminate this Agreement with the prior consent of the NIMS Insurer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans and in such event servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller shall be subject to : (i) the execution of a special servicing agreement between the Master Servicer and the Special Servicer and acknowledged by the Trustee, which special servicing agreement shall be to the mutual satisfaction of the Master Servicer and the Special Servicer, (ii) the consent of the NIMS Insurer and (iii) the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate or the NIM Securities. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer by the successor Special Servicer upon such transfer to the Special Servicer.

(b) All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Trustee or any other Person in connection with such transfer including the transfer of the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement. The Seller shall be responsible for the delivery of all required transfer notices and will send a copy of the transfer notice to the Trustee.

(c) Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, withhold their consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price. Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Servicer on behalf of the Master Servicer shall take reasonable steps to effectuate the transfer of servicing of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer or its designee.

Section 8.05. Termination for Released Mortgage Loans.

(a) This Agreement shall be terminated with respect to the servicing of those Second Lien Mortgage Loans that are determined to be Released Mortgage Loans as of the Transfer Date and servicing of such Second Lien Mortgage Loans shall be transferred to the Released Mortgage Transferee or its designee.

(b) All reasonable costs and expenses incurred in connection with the delivery of the Servicing Files and the other necessary data to the Released Mortgage Transferee or its designee shall be paid by the Released Mortgage Transferee from its own funds without reimbursement therefor within fifteen (15) Business Days upon receipt of an invoice from the Servicer. The Released Mortgage Transferee shall be responsible for the delivery of all required transfer notices pursuant to the Trust Agreement and will send a copy of the transfer notices to the Master Servicer, the NIMS Insurer and the Trustee.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01. Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii), the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer. Any approval of a successor servicer by the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents in the Servicer’s possession. The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Seller, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Seller and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Notwithstanding any provision herein to the contrary, upon the termination or resignation of the Servicer under this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02 (other than in accordance with Section 8.02(iii)), the party appointing a successor servicer hereunder (whether a Seller or the Master Servicer) shall use commercially reasonable efforts (without loss, cost or expense to such party) to cause the servicer selected as the successor servicer of the Mortgage Loans to reimburse the Servicer for all outstanding unreimbursed Monthly Advances and Servicing Advances (including but not limited to trailing expenses representing Servicing Advances incurred prior to but invoiced after the date of termination) and all accrued and unpaid Servicing Fees upon the transfer of servicing to such successor servicer; provided, however, that if such successor is unwilling to do so, then the party appointing such successor servicer will require the successor servicer to reimburse the Servicer as such amounts are received from the related Mortgage Loans, with the order of reimbursement being in direct order of the oldest outstanding Servicing Fee, Monthly Advance or Servicing Advance, as the case may be. In addition to the foregoing, following the termination or resignation of the Servicer under this Agreement, the Servicer shall continue to be entitled to the benefits of Section 6.03 with respect to events occurring prior to such termination.

Section 9.02. Costs.

The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund. Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages by the Servicer.

In connection with a termination pursuant to Article VIII of this Agreement, all requests for reimbursement and/or requests for withdrawal from the Custodial Account for any Monthly Advances, Servicing Advances, fees, expenses or other costs due and owing to the Servicer pursuant to the terms of this Agreement must be made prior to the termination date or, in the event of fees, expenses or other costs arising on or after such termination date and due owing the Servicer, within ninety (90) days of such occurrence.

Section 9.03. Protection of Confidential Information.

The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except (i) to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or it is otherwise in accordance with Accepted Servicing Practices or (ii) upon request from the Master Servicer pursuant to Section 7.05.

Section 9.04. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to LBH:

Lehman Brothers Holdings Inc.
745 Seventh Avenue
13th Floor
New York, New York 10019
Attention: Mortgage Finance, SASCO 2007-OSI

(ii)	if to the Servicer:

Ocwen Loan Servicing, LLC
1661 Worthington Road Centrepark West
Suite 100
West Palm Beach, Florida 33409
Attention: Secretary
Telephone: (561) 682-8887
Facsimile: (561) 682-8177

(iii)	if to the Master Servicer:

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: Jerald W. Dreyer
Telephone: (720) 945-3422
Facsimile: (720) 945-4287

(iv)	if to the Trustee:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Manager, SASCO 2007-OSI

and for overnight deliveries
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager, SASCO 2007-OSI
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(v)   if to the NIMS Insurer:

As provided in the Trust Agreement

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 9.05. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06. No Personal Solicitation.

From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Seller. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Servicer or any affiliate thereof which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) offers to refinance a Mortgage Loan following the Servicer’s receipt of a request for verification of mortgage or payoff demand related to a Mortgagor (other than those initiated in response to a solicitation initiated by the Servicer or any of its agents or affiliates) shall not constitute solicitation under this Section 9.06.

Section 9.07. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08. Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09. Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.10. Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11. Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the NIMS Insurer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller, without the consent of the NIMS Insurer except as and to the extent provided in Section 9.12.

Section 9.12. Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights or obligations arising under (i) Section 8.02(iii) and (ii) Section 9.02), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13. Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction. Any such amendment shall be deemed not to adversely affect in any material respect any interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor) provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any Commission requirements.

Section 9.14. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16. WAIVER OF TRIAL BY JURY.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 9.17. Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Depositor and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Depositor and the NIMS Insurer as if they were parties to this Agreement, and the Trustee, the Depositor and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights of the Trustee and the Depositor hereunder (other than the right of indemnification) and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.18. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean by reason of enumeration.

Section 9.19. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By: /s/ Angel P Lau
Name: Angel P Lau
Title: Authorized Signatory

OCWEN LOAN SERVICING, LLC,
as Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

AURORA LOAN SERVICES LLC,
as Master Servicer

By: /s/ Linda Sherman
Name: Linda Sherman
Title: Senior Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.,
as Trustee

By: /s/ Michael Pinzon
Name: Michael Pinzon
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE
(Including Prepayment Charge Schedule)

[To be retained in a separate closing binder entitled “SASCO 2007-OSI Mortgage Loan Schedules” at McKee Nelson LLP]

A-1

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To: ____________________
____________________
____________________
(the “Depository”)

As Servicer under the Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Wells Fargo Bank, N.A., as Trustee for Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2007-OSI.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC
Servicer

By:____________________________
Name:
Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_______________________________
Depository

By: ____________________________
Name:
Title:

B-1

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____
To: _______________________
_______________________
_______________________
(the “Depository”)

As Servicer under the Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Ocwen Loan Servicing, LLC, in trust for Wells Fargo Bank, N.A., as Trustee for Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2007-OSI.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

OCWEN LOAN SERVICING, LLC
Servicer

By:_____________________________
Name:
Title:
Date:

C-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:____________________________
Name:
Title:
Date:

C-2

EXHIBIT D-1

MASTER SERVICER DATA FIELD REQUIREMENTS

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRIAL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

D-1-1

EXHIBIT D-2

MASTER SERVICER STANDARD LAYOUT

Data Field	Format			Data Description
% of MI coverage	NUMBER(6,5)			The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)			Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)			Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)			The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)			Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)			Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)			Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)			Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2)	7= Chapter 7 filed 12= Chapter 12 filed	11= Chapter 11 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2)	Y=Active Bankruptcy	N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)			The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)			The amount paid to the servicer by the PMI company as a result of submitting an MI claim.

D-2-1

MI claim funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)			Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)			Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)			Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)			Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)			Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)			Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2)	Y= 90+ delinq. Not in FC, Bky or Loss mit	N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2)	Y=Active foreclosure	N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)			Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)			Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.

D-2-2

Foreclosure valuation date	DATE(MM/DD/YYYY)			Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)			Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)			Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2)	1=FHA Residential 3=Conventional w/o PMI 5=FHA Project 7=HUD 235/265 9=Farm Loan S=Sub prime	2=VA Residentia 4=Commercial 6=Conventional w/PMI 8=Daily Simple Interest Loan U=Unknown	Type of loan being serviced generally defined by the existence of certain types of insurance (i.e.: FHA, VA, conventional insured, conventional uninsured, SBA, etc.).
Loss mit approval date	DATE(MM/DD/YYYY)			The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2)	Y= Active loss mitigation	N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)			The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.

D-2-3

Loss mit type	VARCHAR2(2)	L= Loss Mitigation NP=Pending non-performing sale DI= Deed in lieu MO=Modification SH=Short sale	LT=Litigation pending CH= Charge off FB= Forbearance plan PC=Partial claim VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)			Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Date that the loss mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)			A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)			The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1)	O=Owner occupied U=Unknown	T=Tenant occupied V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)			The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)			Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)			Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)			Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)			The post petition due date of a loan involved in a chapter 13 bankruptcy.

D-2-4

Property condition	VARCHAR2(2)	1= Excellent 3=Average 5=Poor	2=Good 4=Fair 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type	VARCHAR2(2) 3=Condo 6=Prefabricated 7=Mobile home A=Church O=Co-op CT=Condotel	1=Single family 4=Multifamily B=Commercial U=Unknown P=PUD M=Manufactured housing MU=Mixed use	2=Town house 5=Other C=Land only D=Farm R=Row house 24= 2-4 family	Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower

002=Illness of principal mtgr
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration
Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)			The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)			The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)			The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)			The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)			The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7)	Y=Active REO	N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.

D-2-5

REO original list date	DATE(MM/DD/YYYY)			The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)			The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)			The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)			Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)			The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)			Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)			The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)			The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)			The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)			The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)			Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)			The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only).

D-2-6

Title approval letter received date	DATE(MM/DD/YYYY)			The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)			The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)			The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)			The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)			The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)			The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)			Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)			U.S. postal zip code that corresponds to property location.
FNMA Delinquency status code	VARCHAR2(3) 24=Drug seizure 28=Modification 31=Probate 44=Deed-in-lieu 62=VA no-bid 65=Ch. 7 bankruptcy	09=Forbearance 26=Refinance 29=Charge-off 32=Military indulgence 49=Assignment 63=VA Refund 66=Ch. 11 bankruptcy	17=Preforeclosure sale 27=Assumption 30=Third-party sale 43=Foreclosure 61=Second lien considerations 64=VA Buydown 67=Ch. 13 bankruptcy	The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan (i.e.: 65, 67, 43 or 44).
FNMA delinquency reason code	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration

002=Illness of principal mtgr
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower
The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.

D-2-7

Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.

D-2-8

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Servicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Servicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Servicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicer's servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

D-3-1

Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)

D-3-2

Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Servicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

D-3-3

EXHIBIT E

SASCO 2007-OSI TRUST AGREEMENT

E-1

EXHIBIT F

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Option One Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

F-1

Date: _________________________

By: ________________________________
Name:
Title::

F-2

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT

Reference
•	Selling	This announcement amends the guide(s) indicated.
•	Servicing	Please keep it for reference until we issue a formal change.

Subject     “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring—as of the month ending March 31, 1996—servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date—for example, at the and of the first week of a month—to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad

Senior Vice President - Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number

Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661 information.	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other

11/20/95

EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer][the Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria,” as identified by a mark in the column titled “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

TRANSACTION PARTIES

Trustee	Wells Fargo Bank, N.A.

Master Servicer	Aurora Loan Services, LLC

Interest Rate Swap Counterparty	Lehman Brothers Special Financing, Inc.

Interest Rate Cap Counterparty	Lehman Brothers Special Financing, Inc.

Servicer(s)	Aurora Loan Services LLC, JPMorgan Chase Bank, National Association and Ocwen Loan Servicing, LLC.

Originator(s)	BNC Mortgage LLC, Residential Mortgage Assistance Enterprise LLC, Mortgage Lenders Network USA, Inc. and Lehman Brothers Bank, FSB

Custodian(s)	U.S. Bank National Association, LaSalle Bank National Association and Deutsche Bank National Trust Company

Sponsor/Seller	Lehman Brothers Holdings Inc.

Depositor	Structured Asset Securities Corporation

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EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery

[DATE]

To:

Aurora Loan Services LLC
327 Inverness Drive South
Mail Stop 3199
Englewood, Colorado 80112
Attention: Compliance Coordinator
(SASCO 2007-OSI)

RE:
Annual officer’s certificate delivered pursuant to Section 5.03 of that certain servicing agreement, dated as of May 1, 2007 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), Aurora Loan Services LLC, as master servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2007-OSI

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.	A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

______________________________
Name:
Title:

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